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                                    BY-LAWS
                                   ARTICLE I.
                                    GENERAL

SECTION 1. The name of this Corporation shall be the MAGIC PROMOTIONS, INC.

SECTION 2. The principal office of this Corporation shall be located at 1117 Floridian Court, Cape Coral, Florida 33904.

SECTION 3. The Corporation may, in addition to its principal office, establish and maintain such other offices, at such place or places as the Board of Directors may deem necessary, desirable or expedient from time to time. Moreover, the Board of Directors shall have the authority to change the principal office of the Corporation so long as proper notice and such filing of documents as is required is made with the Department of State of the State of Florida.

                                  ARTICLE II.
                                 CORPORATE SEAL

SECTION 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "FLORIDA."

SECTION 2. The said seal may be used by any of the officers of the corporation by causing an impression or facsimile thereof to be impressed or affixed to any paper or document necessary and proper to the conduct of the business of the Corporation.

                                  ARTICLE III.
                         SHAREHOLDERS AND THEIR RIGHTS

SECTION 1. All meetings of the Shareholders and of the Board of Directors, if any, shall be held at the principal office of the Corporation, within the State of Florida, or at such other place or places as the directors may, from time to time determine.



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SECTION 2. The annual meeting of the Shareholders, commencing with the year
1994, shall be held on the first Friday of April of each year at 2:00 o'clock, P.M., at which time they shall elect a Board of Directors, if required, and transact any other business as may properly be brought before the meeting.

SECTION 3. Written notice of the annual meeting, specifying the location, day and hour of the meeting, shall, at least ten (10) days prior to the meeting, be served upon or mailed, postage prepaid, to each Shareholder entitled to vote thereat, being of record ten (10) days next preceding the date of the meeting, at such address as appears on the transfer books of the Corporation by the Secretary.

SECTION 4. Special meetings of the Shareholders for any purpose or purposes, other than those regulated by statute, may be called at any time by the President, or a majority of the Board of Directors, or the holders of not less than one-half of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request identifying the purpose (s) of the meeting and delivered to the Secretary of the Corporation. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the Shareholders to be held at such time, not less than ten (10) days nor more than thirty (30) days thereafter, as the Secretary may fix.

SECTION 5. Written notice of any special meeting of the Shareholders shall be given to each Shareholder entitled to vote thereat, at such address as appears on the transfer books of the Corporation, at least ten (lo) days before such meeting, unless a greater period of notice is required by statute in a particular case. Identification of the purpose(s) of the special meeting shall be provided in the notice.

SECTION 6. Business transacted at all special meetings shall be confined to the purpose (s) stated in the call and matters germane thereto.



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SECTION 7. Those Shareholders present in person, or represented by proxy, at any annual meeting of Shareholders or at any duly called and properly noticed special meeting of Shareholders shall be requisite and shall constitute a quorum at all such meetings of Shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws.

SECTION 8. When a quorum is present, or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person, or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the Articles of Incorporation or these By-Laws, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

SECTION 9. At every Shareholders' meeting, every Shareholder entitled to vote shall have the right to one (1) vote for every share of voting stock standing in his name on the books of the Corporation. Unless a record date shall have been fixed for the determination of Shareholders entitled to vote at a Shareholders, meeting, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to vote at such meeting. Upon demand made by a Shareholder before the voting begins, at any election for Directors, the election shall be by written ballot.

SECTION 10. Every shareholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by the Shareholder or his duly authorized attorney- in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest explicitly set forth in the proxy, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after thirty (30) days from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after ninety (90) days from the date of its execution. A proxy shall not be revoked by


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the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such incapacity is given to the Secretary of the Corporation.

SECTION 11. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. If, at any time, there are three (3) or less Shareholders of the Corporation, the duties imposed by this section shall be waived.

SECTION 12. In advance of any meeting of Shareholders, the Board of Directors may appoint judges of the election, who shall be Shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting, on the request of any Shareholder or proxy, shall make such appointment at the meeting. The number of judges shall be three
(3). No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all Shareholders and shall make a report of any matter determined by them and execute a certificate of any fact found by them, if requested by the Chairman of the meeting or any Shareholder or his proxy. The decision on the act, or certificate of a majority of the judges of the election shall be effective in all respects as the decision, act or certificate of all Shareholders.

SECTION 13. If set forth in the notice calling a regular or special meeting of the Shareholders, or if consented to by all of the Shareholders, any regular or special meeting of shareholders may be held by conference telephone. Any meeting held by conference telephone shall require the participation of a majority of the Shareholders, present by telephone or represented on the telephone by proxy, to constitute a quorum of the Shareholders. In addition, for non-telephone conference


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meetings, at the discretion of a majority of the Shareholders present in person, or represented by proxy, any one or more of the Shareholders may participate in any regular or special meeting of the Shareholders by conference telephone in lieu of physically attending the meeting.

                                  ARTICLE IV.
                        INFORMAL ACTION BY SHAREHOLDERS

SECTION 1. Any action required to be taken at a meeting of the Shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all Shareholders who would be entitled to vote at a meeting for such purposes and the consent shall be filed with the Secretary of the Corporation.

                                   ARTICLE V.
                                   DIRECTORS

SECTION 1. The number of Directors which shall constitute the Board of Directors shall be three (3). Directors shall be natural persons of full age and need not be Shareholders of the corporation. Except as hereinafter provided in the case of vacancies, Directors other than those constituting the first Board of Directors shall be elected by the Shareholders, and each Director shall be elected to serve for the term of one year and/or until his successor shall be elected and shall qualify.

SECTION 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining members of the Board, though less than a quorum and each person so elected shall be a Director until his successor is elected by the Shareholders, who may make such election at the next annual meeting of the Shareholders, or at any special meeting duly called for the purpose and held prior thereto.

SECTION 3. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and


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things as are not by statute, or by the Articles of
Incorporation or by these By-Laws directed or required to be exercised and done by the Shareholders.

SECTION 4. The Board of Directors shall exercise such powers as are expressly given them by the Articles of Incorporation and these By-Laws, together with such powers as will enable them to do all such lawful acts as are necessary, proper and expedient for the welfare of this Corporation, and are not directed or required to be exercised by the Shareholders by statute, the Articles of Incorporation, or these By-Laws; and without prejudicing the general powers of the Board of Directors, as hereinafter stated, it is expressly declared that the Directors shall have the following powers:

                      (a) To make and change regulations not inconsistent with these By-Laws for the management of the Corporation's business and affairs;

                      (b) To have full power, from time to time, to purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized by law to purchase, or otherwise acquire, at such prices and considerations and upon such terms and conditions as the Board may consider advisable, and in its discretion, may pay therefor, in whole or in part, in money, or in stocks, bonds, or both, or other securities of the Corporation;

                      (c) To sell, or otherwise dispose of, transfer or convey, any property of the Corporation, at such prices and considerations and upon such terms and conditions as the Board may consider advisable, and in its discretion they may accept in payment or exchange therefore, in whole, or in part, money or stocks, or bonds, or other securities of any Corporation or Corporations, except as otherwise provided by law, or by the Articles of Incorporation;

                      (d) To borrow money, and to make and issue notes, bonds, and other negotiable and transferrable instruments, mortgages, deeds of trust, and trust agreements, and do every act and thing necessary to effectuate the same;

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                      (e) To appoint and remove, or suspend, such employees,
agents or factors as they may deem necessary; to determine their duties, to fix, and from time to time, to change their salaries or remuneration, and to require security as and when they think fit;





                      (f) To manage the property, business and affairs of the Corporation and the Directors, as a Board, are hereby invested in such management with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws, or the laws of the State of Florida.

SECTION 5. Any Director shall be subject to removal by the majority vote of the holders of the common voting stock, at a special meeting called for that purpose, with or without cause.

SECTION 6. If the office of any Director shall become vacant by reason of death, resignation, removal, or other reason, the remaining Directors, by a majority vote may, at a meeting of the Board of Directors specially called, elect a successor who shall hold office for the unexpired term and until his successor is elected and qualifies, unless a special meeting of the holders of the common voting stock is duly called for the purpose of filling the vacancy and is actually held prior to the annual meeting.

SECTION 7. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VI.
                             MEETINGS OF THE BOARD

SECTION 1. The meetings of the Board of Directors may be held at such place within the State of Florida as a majority of the Directors may from time to time appoint or as may be



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designated in the notice calling the meeting. If no
place is so appointed or designated, the meeting shall be held at the principal place of business of the Corporation.

SECTION 2. The first meeting of each newly elected Board may be held at such time and place as shall be fixed by the Shareholders at the meeting at which such Directors were elected and no notice shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a majority of the whole Board shall be present; or it may convene at such time and place as may be fixed by the consent in writing of all the Directors.

SECTION 3. Regular meetings of the Board shall be held at such time as shall from time to time be determined by a majority of the Directors, on five (5) days notice to each Director, given personally or by mail or by telegram.

SECTION 4. Special meetings of the Board may be called by the President on three (3) days' notice to each Director, either personally or by mail or by telegram, said notice specifying the purpose(s) of the special meeting; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two (2) Directors.

SECTION 5. At all meetings of the Board, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present, shall be the acts of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation, or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 6. If all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors. All consents shall be filed with the Secretary of the Corporation.

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SECTION 7. If set forth in the notice calling a regular or special meeting of the Board of Directors, or if consented to by all of the Board of Directors, the regular or special meeting of the Board of Directors may be held by conference telephone, with a majority of the Directors present by telephone to constitute a quorum of the meeting. In addition, at the discretion of a majority of the Board of Directors present at a duly called and noticed regular or special meeting of the Board of Directors, one or more of the Directors may participate in the meeting by conference telephone in lieu of physically attending the meeting.

                                  ARTICLE VII.
                                    OFFICERS

SECTION 1. The officers of the Corporation shall be chosen by the Directors and shall be a president, a vice-president, a secretary, and a treasurer. In addition, the Board of Directors may appoint any such other vice-presidents, assistant secretaries, or assistant treasurers it deems necessary to efficiently operate the Corporation. The president, secretary, treasurer, vice president and any other vice-presidents, assistant secretaries, or assistant treasurers shall be natural persons of full age. Any or all of the foregoing offices may be held by the same person.

SECTION 2. The Board of Directors, at their first meeting of each calendar year commencing in 1993 shall elect a president, secretary and treasurer and shall appoint such vice-presidents, assistant secretaries and assistant treasurers as necessary.

SECTION 3. The Board of Directors may also choose such other officers and assistant officers and agents as the needs of the corporation may require, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by resolution of the Board.

SECTION 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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SECTION 5. The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. An officer or agent, elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 6. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the Shareholders and Directors; shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

SECTION 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 8. The Vice-President, if one is appointed, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as shall from time to time be imposed by the Board of Directors.

SECTION 9. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall act as clerk thereof. He shall record the minutes of all transactions at each meeting in a book to be kept for that purpose, wherein shall also be a record of all the votes of the Corporation. The Secretary shall give or cause to be given notice of all meetings of the Shareholders or the Board of Directors, where notice is required by statute or these By-Laws, and shall, in addition thereto, perform such other duties as may be prescribed by the Board of Directors or the President under whose supervision he shall be. The Secretary shall keep in his custody the corporate seal, and shall affix it to any instrument when authorized so to do by the Board of Directors or the President, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Assistant Secretary, if one is



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elected, shall perform all the duties of the Secretary in the event the
Secretary is absent for any reason and shall assist the Secretary in the performance of his duties.

SECTION 10. The Treasurer shall have the care and custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors. The Assistant Treasurer, if one is elected, shall perform all the duties of the Treasurer in the event the Treasurer is absent for any reason and shall assist the Treasurer in the performance of his duties.

SECTION 11. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meeting of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. In addition, the Treasurer shall render an annual statement as to the financial condition of the Corporation; he shall have charge and custody of the original stock books, the stock transfer books and stock ledgers, shall act as the stock transfer agent, and perform such other duties as may be incident to the office of Treasurer.

SECTION 12. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond, in such sum, and with such surety or sureties as maybe satisfactory to the Board of Directors for the faithful discharge, of the duties of his office, and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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                                 ARTICLE VIII.
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1. Litigation Brought by Third Parties. Each individual who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against all expenses, including attorney's fees, judgments, fines, amounts paid in settlement, and all other liabilities actually and reasonably incurred or imposed upon him in connection with or arising from such action, suit, or proceeding: PROVIDED, HOWEVER, that the Corporation shall not indemnify any such person, whose actions or failure to act on behalf of the Corporation which gives rise to the claim for indemnification, is determined by a court to constitute wilful misconduct or recklessness.

SECTION 2. Litigation by or in the Right of the Corporation. Each person, his heirs, executors or administrators, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation only as to the litigation expenses, including attorney's fees, actually and reasonably is incurred or imposed upon him in connection with the defense or settlement of such action or suit; PROVIDED, HOWEVER, that the corporation shall not indemnify any person whose actions or failure to act has been determined by a court to constitute willful misconduct or recklessness.

SECTION 3. Indemnification as of Right. To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any



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action, suit or proceeding referred to in Section 1 and 2, or in defense of any claim, issue or matter therein, he shall have the absolute right to be indemnified against expenses, including attorney fees, actually or reasonably incurred by him in connection therewith. The determination of what expenses are actually or reasonably incurred shall be determined by the Board of Directors, but in the event of disagreement, the person making the request may apply to the Circuit Court of Lee County, Florida, or in any other state court of appropriate jurisdiction for such determination.

SECTION 4. Advances for Expenses. Expenses incurred defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors after making a determination upon the basis of the facts then available that the person making the request for an advance is entitled thereto under the standards of the applicable Section 1 or 2. Such advance shall be granted only upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 5. Non-Exclusivity and Non-Duplication. The indemnification provided by this Article shall not be deemed exclusive of any rights to which any person seeking indemnification may be entitled under any other By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements, or undertaking which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provision set forth in this Article, the indemnification authorized and provided hereby shall be applicable only to the extent that any such indemnification shall not duplicate any indemnification or reimbursement which such person has received or shall receive otherwise than under this Article.

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SECTION 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability asserted against him and incurred by him in any such capacity under the provisions of this Article or otherwise, upon such terms and conditions as the Corporation may deem requisite, including a requirement that any such person must contribute a portion or all of the cost of maintaining such insurance.

                                  ARTICLE IX.
                        PERSONAL LIABILITY OF DIRECTORS

SECTION 1. A Director of the Corporation shall not be personally liable for monetary damages to the Corporation or any other person for any action taken, or any failure to take any action, regarding corporate management or policy, unless: (a) the Director has breached or failed to perform the duties of his office as set forth under the laws of the State of Florida; and (b) the breach of, or failure to perform, those duties constitutes (1) a violation of any criminal statute, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) self-dealing resulting in a direct or indirect personal benefit;
(3) an unlawful distribution; (4) conscious disregard for the best interest of the corporation; (5) willful misconduct; or (6) recklessness.

                                   ARTICLE X.
                             CERTIFICATE OF SHARES

SECTION 1. The certificates of shares of the Corporation shall be numbered and registered in the share register as they are issued. They shall exhibit the registered holder's name and the number and class of shares represented thereby and the par value, if any, of each share.

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SECTION 2. Every share certificate shall be signed by the President and the
Secretary, or the Treasurer and shall be sealed with the corporate seal. In case any officer who has signed shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

SECTION 3. In the event of dissolution, the distribution of the assets shall inure only to the benefit of the owners of the outstanding shares of stock; said distribution of the assets to the owners of the outstanding shares shall be in the same proportion which the number of shares of outstanding stock held by each person bears to the total of shares outstanding.

SECTION 4. When the holder of any stock certificate, or his personal representative shall allege and represent to the Treasurer of the Corporation that a certificate of stock has been lost or destroyed or mutilated, the Directors may direct that a duplicate certificate be issued, provided, however, that the Board of Directors shall have the right to demand that the said holder, or his personal representative, first give to the Corporation a bond with sufficient surety in a sum equal to double the book value of the stock represented by said certificate, to indemnify it against any loss which it may in the future sustain by reason of the issuance of said duplicate certificate, while the original certificate remains outstanding.

     SECTION 5. (a) Provided that the terms of any shareholders agreement which may be in effect from time to time are complied with, and all applicable securities laws are complied with, Shares of the stock of this Corporation may be transferred upon surrender of the certificate thereof to the Treasurer of the Corporation endorsed by the holder named therein, or his attorney, lawfully appointed or constituted in writing, which transfer shall immediately be entered upon the proper books of the Corporation by the Treasurer thereof.

                      (b) Upon compliance with these terms, the Treasurer shall cancel the surrendered certificate by an appropriate marking across its face, and shall issue a new certificate



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therefore, indicating the new holder, and, in the event that he had only a special interest in said stock, the nature of the special interest.

SECTION 6. The Board of Directors may fix a time, not less than ten (10) nor more than thirty (30) days prior to the date of any meeting of Shareholders, as a record date for the determination of the Shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise their rights in respect to any such change, conversion or exchange of shares. In such case, only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and, in such case, written or printed notice thereof shall be mailed at least five (5) days before the closing thereof to each Shareholder of record at the address appearing on the records of the Corporation or supplied by said Shareholder to the Corporation for the purpose of notice.

SECTION 7. (a) Any stock acquired by the Corporation shall be held in the name of the Corporation, subject to the control of the Board of Directors, which may, offer it for sale at such price as it may deem proper to such entity or entities as it may select. The Shareholders shall not have any preemptive rights in the issuance of treasury stock nor in the issuance of authorized but unissued stock.

                      (b) Any purchaser shall be subject to these By-Laws and any provisions of a Shareholders Agreement that may be in effect at the time of purchase.

SECTION 8. When issued, all certificates of stock shall be conspicuously noted that they are issued subject to all limitations imposed by these By-Laws, any Shareholders Agreement that may be in effect from time to time, and any applicable Federal and State Securities Laws.

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                                  ARTICLE XI.
                                   DIVIDENDS

SECTION 1. Dividends or distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation relating thereto, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the Corporation.

SECTION 2. Before payment of any dividend or distribution to Shareholders, there may be set aside out of any funds of the Corporation available for dividends or distributions, such sum or sums as the Directors from time to time in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or -maintaining the property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation; PROVIDED, HOWEVER, that the Board of Directors may abolish any reserve in the same manner as it was created.

                                  ARTICLE XII.
                        FINANCIAL REPORT TO SHAREHOLDERS

SECTION 1. The Directors shall, at their sole discretion, provide the Shareholders all financial reports prepared for the Corporation at the end of the fiscal year or at any time during the fiscal year. Said financial reports may include, without limitation, a profit and loss statement, a balance sheet and a statement of change in retained earnings. If provided, said financial reports shall be provided within one Hundred Twenty (120) days of the close of the Corporation's fiscal year. Any Shareholder shall have the right to demand copies of any or all financial reports, if not provided by the Board of Directors.

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

                                 ARTICLE XIII.
                                CHECKS AND NOTES

SECTION 1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate. If not specifically designated, the foregoing shall be signed by the President and attested by the Secretary.

                                  ARTICLE XIV.
                                  FISCAL YEAR

SECTION 1. The fiscal year shall begin the first day of January in each year.


                                  ARTICLE XV.
                                    NOTICES

SECTION 1. Whenever under the provisions of the statutes, or of the Articles of Incorporation, or of these By-Laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, or by telegram (charges prepaid), to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, or, in default of other address, to such person at the General Post Office in Cape Coral, Florida. If notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with a telegraph office for transmission to such person.

SECTION 2. Any notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

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

                                  ARTICLE XVI.
                             AMENDMENTS TO BY-LAWS

SECTION 1. Amendments to these By-Laws may be made by a vote of the Shareholders representing a majority of all the stock issued and outstanding, at any annual Shareholders' meeting when the proposed amendment has been set forth in the notice of such meeting.

                          SIGNATURE AND CERTIFICATION

         I certify that the foregoing are the true and correct By-Laws (together with all amendments thereto) of MAGIC PROMOTIONS, INC.


DATED: March  , 1993
                                                -------------------------------
                                                LEE D. MARSHALL, VICE-PRESIDENT


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